Exhibit 99.3

REVOLVING PROMISSORY NOTE

$13,000,000

June 21, 2005

SRI/SURGICAL EXPRESS, INC.

12425 Race Track Road

Tampa, FL 33626

(“Borrower”)

LASALLE BANK NATIONAL ASSOCIATION

401 East Jackson Street, Suite 2450

Tampa, Florida 33602

(“Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of up to Thirteen Million and No/100 Dollars ($13,000,000) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

This Note is subject to the terms and conditions of that certain Second Amended and Restated Credit and Security Agreement among Bank, Wachovia Bank, National Association and Borrower, dated as of the date hereof, as the same may be modified and amended from time to time (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement.

INTEREST RATE DEFINITIONS.

Applicable Margin. “Applicable Margin” means (i) 2.60% for the period from the date hereof through September 30, 2005; and (ii) for each fiscal quarter thereafter (commencing with the period from October 1, 2005 to December 31, 2005), the “Applicable Margin” indicated below based on the Borrower’s Consolidated Leverage Ratio:

Tier Levels	Consolidated Leverage Ratio	Applicable LIBOR Margin	Applicable Prime Margin
I	< 1.25:1.00	2.00% (200 bps)	-0-
II	≥ 1.25:1.00 < 1.75:1.00	2.25% (225 bps)	-0-
III	≥ 1.75:1.00 < 2.25:1.00	2.60% (260 bps)	-0-
IV	≥ 2.25:1.00 ≤ 3.00:1.00	3.00% (300 bps)	0.25% (25 bps)

The Applicable Margin shall be determined and adjusted on the first day of the fiscal quarter (each a “Calculation Date”) following the date on which the Bank receives the financial statements required by Section 5.6(a) or 5.6(b), as applicable, of the Loan Agreement and the related compliance certificate provided by Borrower in accordance with the provisions of Section 5.6(c) of the Loan Agreement; provided, however, that if Borrower fails to provide such financial statements and compliance certificate to the Agent as required by and within the time limits set forth in Section 5.6 of the Loan Agreement, the Applicable Margin from the date of such failure shall be based on Tier Level IV until five Business Days after an appropriate compliance certificate is provided, whereupon the Tier Level shall be determined by the then current Consolidated Leverage Ratio until the next Calculation Date. Except as set forth above, each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.

LIBOR Based Rate. “LIBOR-Based Rate” means each of (a) the 1-month LIBOR, plus the Applicable Margin, (b) the 2-month LIBOR, plus the Applicable Margin, (c) the 3-month LIBOR, plus the Applicable Margin, and (d) the 6-month LIBOR, plus the Applicable Margin.

LIBOR. “LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

Interest Period. “Interest Period” means, in respect of each LIBOR Based Rate Advance, each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest in respect of such Advance is due the number of months thereafter, as appropriate, for the then applicable interest rate; provided (i) the first Interest Period shall commence on the date of such Advance and end on the first day thereafter that interest in respect of such Advance is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note.

Prime-Based Rate. “Prime-Based Rate” shall mean a per annum interest rate which is equal to the Prime Rate plus the Applicable Margin.

Prime Rate. “Prime Rate” means, for any day, that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank’s Prime Rate, and Borrower acknowledges that Bank’s Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

INTEREST RATE SELECTION AND ADJUSTMENT.

Interest Rate Options. Interest shall accrue on the unpaid principal balance of each Advance from the date of such Advance at a rate per annum equal to a LIBOR Based Rate or the Prime

Based Rate, as selected by Borrower in accordance herewith (each, an “Interest Rate”). Interest for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day to but excluding the last day. There shall be no more than one Interest Rate for an Advance in effect at any time.

Indemnification. Borrower shall indemnify Bank against Bank’s loss or expense as a consequence of (a) Borrower’s failure to make any payment when due on a loan or Advance bearing interest at a LIBOR Based Rate, (b) any payment, prepayment or conversion of any loan or Advance bearing interest at a LIBOR Based Rate on a day other than the last day of the Interest Period, or (c) any failure to make a borrowing or conversion after giving notice thereof (“Indemnified Loss or Expense”). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of that portion of the loan in the London interbank market.

Default Rate. In addition to all other rights contained in this Note, if a Default or Event of Default occurs, and as long as a Default or Event of Default continues, (a) Borrower shall no longer have the option to request a LIBOR Based Rate and (b) all outstanding Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate (as in effect on the date of such Default or Event of Default) plus 3% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

Notice and Manner of Borrowing and Rate Conversion. Borrower shall give Bank irrevocable telephonic notice of each proposed Advance or rate conversion not later than 11:00 a.m. local time at the office of Bank first shown above (a) on the same business day as each proposed Advance at or rate conversion to the Prime Based Rate and (b) at least 2 business days before each proposed Advance at or rate conversion to a LIBOR Based Rate. Each such notice shall specify (i) the date of such Advance or rate conversion, which shall be a business day, shall be the last day of an Interest Period, (ii) the amount of each Advance or the amount to be converted, (iii) the Interest Rate selected by Borrower, and (iv) the Interest Period applicable thereto, which period must correspond to one of the Interest Rate options. Notices received after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received on the next business day.

INTEREST COMPUTATION. Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REVOLVING LOAN ADVANCE PERIOD. This is a revolving credit note. Subject to the terms of the Loan Agreement, Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, up to (but not including) the Termination Date (as defined herein), so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note, subject to the further limitations set forth in the Loan Agreement. Bank’s obligation to advance or readvance under this Note shall terminate if a Default or Event of Default exists.

If Borrower subscribes to Bank’s cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and this line of credit for credit or debit to this line of credit.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only on the first day of each month, commencing July 1, 2005, and continuing on the first day of each month thereafter until June 21, 2008 (the “Termination Date”), when all unpaid principal hereof, together with all accrued and unpaid interest, shall be due and payable in full.

PREPAYMENT TERMS. This Note may be prepaid from time to time without any penalty or prepayment premium.

RESCISSION OF PAYMENTS. If any payment received by Bank under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all Persons liable under this Note or the other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS; OBLIGATIONS. The term “Obligations” used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. §101 between Bank and Borrower whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 15 or more days. The Borrower acknowledges that the late charge imposed herein represents a reasonable estimate of the expenses of Bank incurred because of such lateness.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER’S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower’s existing or future deposit accounts with Bank and any of its affiliates to secure the Obligations.

EVENTS OF DEFAULT. An “Event of Default” shall exist if any one or more of the following events shall occur (individually, an “Event of Default,” and collectively, “Events of Default”): Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations under this Note. Event of Default Under Other Loan Documents. The occurrence of any Event of Default under any of the other Loan Documents.

REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Bank may at any time thereafter, take the following actions: Bank Lien and Set-off. Exercise its right of set-off or to foreclose its security interest or lien against any deposit account of any nature or maturity of Borrower with Bank without notice. Acceleration Upon Event of Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or the same Default or Event of Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located as shown in the heading of this Note without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Documents, the terms of this Note shall control. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Plural; Captions. All references in the Loan Documents to Borrower, Guarantor, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Entirety. This Note and the other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Advances. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Unless otherwise permitted by Bank, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Bank receives collected funds. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time, together with any interest and/or penalties relating thereto. Business Purpose. Borrower represents that the loan evidenced hereby is being obtained for business purposes. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Time of Essence. Time is of the essence in the payment and performance hereof.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

AGENT. The rights of the Bank under this Note may also be exercised by the Collateral Agent (as defined in the Loan Agreement).

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be executed under seal.

SRI/SURGICAL EXPRESS, INC.

By:	/s/ Christopher Carlton
Christopher Carlton
Chief Executive Officer

Taxpayer Identification Number:

59-3252632

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